UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2010
GLOBAL BEVERAGES, INC.
(Exact name of registrant as specified in charter)
Nevada	000-28865	88-0373061
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
700 Yarraman Road, Wybong, Upper Hunter Valley, New South Wales, Australia 2333
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: +(61)2 6547-8118
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Exchange Agreement

On December 31, 2009, Global Beverages, Inc., a Nevada corporation (“Global” or the “Company”), entered into an Exchange Agreement (the “Exchange Agreement”) with Riviera Global Holdings LLC, a New York limited liability company (“Seller”), pursuant to which the Seller has agreed to sell, upon the terms and subject to the conditions of the Exchange Agreement, all of the issued and outstanding shares of Riviera Beverages, Inc. (“Riviera”) to Global in exchange for 19,605,000 shares of Global’s Common Stock.  Under the terms of the Agreement, either party had the right to terminate the Exchange Agreement after February 28, 2010 (the "Termination Date") if the transaction was not completed by the Termination Date.  After the Termination Date, the parties continued to negotiate an amendment to the Exchange Agreement which would allow the parties to proceed with the transaction.  On April 20, 2010, the Seller notified the Company that it was terminating the Exchange Agreement.  After the date of the notification, the parties continued to discuss the feasibility of proceeding with the transaction notwithstanding the notification.  These subsequent discussions were not successful.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BEVERAGES, INC.

Date: May 19, 2010	By:	/s/ Ian Long
Name: Ian Long
Title: Chief Executive Officer